                                                                    EXHIBIT 21.1

    The active subsidiaries owned directly or indirectly by Loral Space & Communications Inc. as of March 1, 2006, all 100% owned (except as noted below) consist of the following:


Loral Space & Communications Holdings Corporation                               Delaware
     Loral Skynet Corporation1                                                  Delaware
          Loral Asia Pacific Satellite (HK) Limited                             Hong Kong
          Loral Skynet International, L.L.C.                                    Delaware
          Loral Satellite, Inc.                                                 Delaware
               Loral Holdings Ltd.                                              Bermuda
                    Loral Space do Brasil Ltda.                                 Brazil
                         Loral Skynet do Brasil Ltda.                           Brazil
                    Loral Skynet (IOM) Limited                                  Isle of Man
               Loral SpaceCom Corporation                                       Delaware
                    Loral Communications Services, Inc.                         Delaware
                    Loral Ground Services, L.L.C.                               Delaware
                         Earth Station Ecuador CIA Ltda.                        Ecuador
                         Loralsat CIA Ltda.2                                    Ecuador
                    Loral Skynet Network Services, Inc.                         Delaware
                         Loral Skynet Network Services (Europe) Ltd.            United Kingdom
                         LAD Telecommunications GmbH                            Germany
                         Loral Skynet Network Services Holdings L.L.C.          Delaware
                         Loral CyberStar International, Inc.                    Delaware
                              Tel-Link Communications Private Limited           India
                         Loral CyberStar GmbH3                                  Germany
                         ONS-Mauritius                                          Mauritius
                         Loral CyberStar Services, Inc.                         Delaware
                         Loral CyberStar Holdings, L.L.C.                       Delaware
                         Loral CyberStar  de Argentina SRL                      Argentina
                         Loral CyberStar, L.L.C.                                Delaware
                              CyberStar, L.L.C.                                 Delaware
          Loral Satmex Ltd.                                                     Bermuda
     Space Systems/Loral, Inc.                                                  Delaware
          International Space Technology, Inc4                                  Delaware
               Cosmotech                                                        Russian Federation
     Loral General Partner, Inc.                                                Delaware
     LGP (Bermuda) Ltd.                                                         Bermuda
     Loral  Holdings L.L.C.                                                     Delaware
          Mexico Satellite, LLC5                                                Delaware
          Loral Global Services N.V.                                            Netherlands Antilles
               Loral Global Services B.V.                                       Netherlands


   NOTES

------------------
1 100% of Loral Skynet Series A 12% Non-convertible Preferred Stock is owned by third parties
2 Only 95% owned directly or indirectly
3 Only 99.5 % owned directly or indirectly
4 Only 51.0 % owned directly or indirectly
5 Only 77.78% owned directly or indirectly